EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-43569) pertaining to the Hess Corporation Employees’ Savings Plan of our report dated June 30, 2010 with respect to the financial statements and schedule of the Hess Corporation Employees’ Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
New York, New York
June 30, 2010

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